Exhibit 99.1

NEWS RELEASE
Corporate Headquarters 96 South George Street York, Pennsylvania 17401 U.S.A. www.glatfelter.com

For Immediate Release	Contacts:
	Investors:	Media:
	John P. Jacunski	Eileen L. Beck
	(717) 225-2794	(717) 225-2793

GLATFELTER REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

~ Fourth quarter caps pivotal year of transformation for the business ~

YORK, Pennsylvania – February 5, 2019 – Glatfelter (NYSE: GLT) a leading global supplier of engineered materials, today reported its results for the fourth quarter of 2018.  The results include the acquisition of Georgia-Pacific’s European nonwovens business based in Steinfurt, Germany (“Steinfurt”) effective October 1, 2018, and the divestiture of the Company’s Specialty Papers business unit effective October 31, 2018.  Specialty Papers’ results are classified as discontinued operations for all periods presented in this release.  The Company’s fourth quarter 2018 and 2017 results are summarized in the following table:

	Three months ended December 31
	2018		2017
In thousands, except per share	Amount	EPS	Amount	EPS

Net loss	$(80,092)	$(1.83)	$(10,080)	$(0.23)
Income (loss) from discontinued operations, net of tax	(76,803)		4,619
Loss from continuing operations	(3,289)		(14,699)
Adjusted earnings from continuing operations	1,448	0.03	8,567	0.20

On an adjusted basis, earnings from continuing operations for the fourth quarter of 2018 were $1.4 million, or $0.03 per share compared with adjusted earnings of $8.6 million, or $0.20 per diluted share, for the same period a year ago.  Adjusted earnings is a non-GAAP financial measure for which a reconciliation to the nearest GAAP-based measure is provided within this release.

Consolidated net sales totaled $229.5 million and $209.3 million for the three months ended December 31, 2018 and 2017, respectively.  Excluding Steinfurt and on a constant currency basis, Advanced Airlaid Materials’ net sales increased by 16.3% and Composite Fibers’ net sales decreased by 6.2%.

“The fourth quarter of 2018 was pivotal to the strategic transformation of Glatfelter,” said Dante C. Parrini, Chairman and Chief Executive Officer.  “I am proud of our team for the progress we made in reshaping our business – completing two significant transactions, as well as reaching an agreement to resolve the Fox River matter.”

Mr. Parrini continued, “During the fourth quarter, Advanced Airlaid Materials’ shipping volumes increased organically by 10% over the same quarter last year from the continued ramp-up of the Fort Smith facility and new customer qualifications.  We are also very pleased with the solid quarter delivered by Steinfurt.  With a combined production capacity of approximately 150,000 metric tons at four state-of-the-art airlaid facilities, we are well positioned to further capitalize on the growth opportunities in the attractive markets for hygiene, wipes and table top products.”

“Composite Fibers continued to face challenging market conditions and higher raw material and energy prices during the fourth quarter.  As we exited the year, we began to see some positive indicators resulting from our previously announced price increase and a moderation in pulp prices. To address the higher input costs, we began executing several cost optimization initiatives that we expect will improve results,” Mr. Parrini said.

Mr. Parrini concluded, “As we look ahead, we are confident that our 2018 transformation will enhance the growth potential of Glatfelter and the value to our shareholders in 2019 and beyond.  Our focus is now on maximizing growth opportunities, as well as advancing the right-sizing initiatives at our corporate headquarters and cost optimization programs across the company.”

The following table sets forth a reconciliation of results on a GAAP basis to an adjusted earnings basis, a non-GAAP measure:

	Three months ended December 31
	2018		2017
In thousands, except per share	Amount	EPS	Amount	EPS

Net loss	$(80,092)	$(1.83)	$(10,080)	$(0.23)
Exclude: (Income) loss from discontinued operations, net of tax	76,803	1.75	(4,619)	(0.11)
Loss from continuing operations	(3,289)	(0.08)	(14,699)	(0.34)

Adjustments (pre-tax)
Strategic initiatives	5,045		—
Airlaid capacity expansion costs	1,500		3,820
Cost optimization actions	440		(446)
Timberland sales and related costs	(1,296)		—
Total adjustments (pre-tax)	5,689		3,374
Income taxes (1)	197		(1,030)
U.S. Tax Reform	(1,149)		20,922
Total after-tax adjustments	4,737	0.11	23,266	0.53
Adjusted earnings from continuing operations	$1,448	$0.03	$8,567	$0.20

(1)	Tax effect on adjustments calculated based on the incremental effective tax rate of the jurisdiction in which each adjustment originated and the related impact of valuation allowances.

The sum of individual per share amounts set forth above may not agree to adjusted earnings per share due to rounding.

A description of each of the adjustments presented above is included later in this release.

Fourth Quarter Business Unit Results

Composite Fibers

	Three months ended December 31
Dollars in thousands	2018	2017	Change

Tons shipped (metric)	33,338	37,473	(4,135)	(11.0)%
Net sales	$131,163	$143,671	$(12,508)	(8.7)%
Operating income	8,248	16,828	(8,580)	(51.0)%
Operating margin	6.3%	11.7%

Composite Fibers’ net sales decreased $12.5 million, or 8.7%, primarily due to an 11.0% decline in shipping volumes.  Higher average selling prices totaling $1.6 million were more than offset by $3.7 million impact of unfavorable currency translation.

Composite Fibers’ fourth quarter of 2018 operating income totaled $8.2 million, a decrease of $8.6 million primarily due to lower shipping volumes and corresponding lower fixed cost absorption totaling $7.2 million. Higher wood pulp and energy prices of $4.7 million were partially mitigated by higher selling prices and $2.9 million from lower spending and depreciation. Currency translation was $1.2 million unfavorable.

Glatfelter Reports Fourth Quarter 2018 Results	page 3

Advanced Airlaid Materials

	Three months ended December 31
Dollars in thousands	2018	2017	Change

Tons shipped (metric)	32,397	23,166	9,231	39.8%
Net sales	$98,316	$65,656	$32,660	49.7%
Operating income	9,667	7,191	2,476	34.4%
Operating margin	9.8%	11.0%

Advanced Airlaid Materials’ net sales increased $32.7 million primarily due to an increase in shipping volume attributed to the Steinfurt acquisition and the new Fort Smith capacity.  Higher average selling prices contributed $1.7 million and currency translation was favorable by $1.1 million.

Operating income for the fourth quarter of 2018 increased $2.5 million primarily due to higher shipping volumes which contributed $3.6 million.  Higher selling prices were offset by $2.1 million of higher raw material costs. Higher depreciation from the new capacity at Fort Smith negatively impacted income by $1.2 million.

Other Financial Information

In the fourth quarter of 2018, the Company recorded a tax provision of $0.7 million on a pre-tax loss from continuing operations of $2.6 million.  On adjusted pre-tax income of $3.1 million, income tax expense was $1.6 million compared to $9.3 million and $0.8 million, respectively, in the fourth quarter of 2017.

Full-Year 2018

The following table sets forth a reconciliation of results determined on a GAAP basis to adjusted earnings:

	Year ended December 31
	2018		2017
In thousands, except per share	Amount	EPS	Amount	EPS

Net income (loss)	$(177,604)	$(4.06)	$7,914	$0.18
Exclude: (Income) loss from discontinued operations, net of tax	177,156	4.05	(13,526)	(0.30)
Loss from continuing operations	(448)	(0.01)	(5,612)	(0.13)
Adjustments (pre-tax)
Strategic initiatives	5,898		—
Airlaid capacity expansion costs	7,072		10,854
Cost optimization actions	440		2,592
Timberland sales and related costs	(3,225)		(188)
Total adjustments (pre-tax)	10,185		13,258
Income taxes (1)	6		(2,152)
U.S. Tax Reform	(545)		20,922
Total after-tax adjustments	9,646	0.22	32,028	0.72
Adjusted earnings from continuing operations	$9,198	$0.21	$26,416	$0.59

(1)	Tax effect on adjustments calculated based on the incremental effective tax rate of the jurisdiction in which each adjustment originated and the related impact of valuation allowances.

The sum of individual per share amounts set forth above may not agree to adjusted earnings per share due to rounding.

A description of each of the adjustments presented above is included later in this release.

Glatfelter Reports Fourth Quarter 2018 Results	page 4

Balance Sheet and Other Information

Cash and cash equivalents totaled $142.7 million as of December 31, 2018, and net debt was $269.1 million compared with $365.2 million at the end of 2017.  (Refer to the calculation of this measure provided in the tables at the end of this release.)

Capital expenditures during 2018 and 2017, totaled $42.1 million and $80.8 million, respectively, including $13.5 million and $45.6 million, respectively, for Advanced Airlaid Materials’ capacity expansion project in Fort Smith.

Adjusted free cash flow for the twelve months ended December 31, 2018 was $(34.6) million compared with $18.1 million in 2017.  (Refer to the calculation of this measure provided in the tables at the end of this release.)

Discontinued Operations

On October 31, 2018, we completed the previously announced sale of our Specialty Papers business unit on a cash free and debt free basis to Pixelle Specialty Solutions LLC, an affiliate of Lindsay Goldberg (the “Purchaser”) for $360 million.

The results of operations for our Specialty Papers business unit have been classified as discontinued operations for all periods presented in the consolidated statements of income.

During the quarter we recognized an after-tax loss from discontinued operations of $76.8 million including, among others, pension settlement charges and transaction costs, in connection with the sale of the Specialty Papers business unit.

Conference Call

As previously announced, the Company will hold a conference call today at 11:00 a.m. (Eastern) to discuss its fourth quarter results.  The Company will make available on its Investor Relations website this quarter’s earnings release and an accompanying financial presentation which includes significant financial information to be discussed on the conference call including the Company’s outlook pertaining to financial performance.  Information related to the conference call is as follows:

What:	Glatfelter’s 4th Quarter 2018 Earnings Release Conference Call

When:	Tuesday, February 5, 2019, 11:00 a.m. (ET)

Number:	US dial 888.335.5539

International dial 973.582.2857

Conference ID:	1896507

Webcast:	http://www.glatfelter.com/about_us/investor_relations/default.aspx

Rebroadcast Dates:	February 5, 2019, 2:00 p.m. through February 19, 2019, 11:59 p.m.

Rebroadcast Number:	Within US dial 855.859.2056

International dial 404.537.3406

Conference ID:	1896507

Interested persons who wish to hear the live webcast should go to the website prior to the starting time to register and ensure any necessary audio software is installed.

Glatfelter Reports Fourth Quarter 2018 Results	page 5

P. H. Glatfelter Company and subsidiaries

Consolidated Statements of Income

(unaudited)

	Three months ended December 31		Year ended December 31
In thousands, except per share	2018	2017	2018	2017
Net sales	$229,480	$209,327	$866,286	$800,362
Costs of products sold	198,806	170,990	735,879	656,773
Gross profit	30,674	38,337	130,407	143,589
Selling, general and administrative expenses	29,806	29,004	111,721	110,534
Gains on dispositions of plant, equipment and timberlands, net	(1,317)	(29)	(3,256)	(197)
Operating income	2,185	9,362	21,942	33,252
Non-operating income (expense)
Interest expense	(4,372)	(3,292)	(15,609)	(13,317)
Interest income	332	28	559	237
Other, net	(748)	(147)	383	(705)
Total non-operating expense	(4,788)	(3,411)	(14,667)	(13,785)
Income (loss) from continuing operations before income taxes	(2,603)	5,951	7,275	19,467
Income tax provision	686	20,650	7,723	25,079
Loss from continuing operations	(3,289)	(14,699)	(448)	(5,612)

Discontinued operations:
Income (loss) before income taxes	(78,528)	5,446	(207,242)	19,868
Income tax provision (benefit)	(1,725)	827	(30,086)	6,342
Income (loss) from discontinued operations	(76,803)	4,619	(177,156)	13,526
Net income (loss)	$(80,092)	$(10,080)	$(177,604)	$7,914

Basic earnings (loss) per share
Loss from continuing operations	$(0.08)	$(0.34)	$(0.01)	$(0.13)
Income (loss) from discontinued operations	(1.75)	0.11	(4.05)	0.31
Basic earnings (loss) per share	$(1.83)	$(0.23)	$(4.06)	$0.18

Diluted earnings (loss) per share
Loss from continuing operations	$(0.08)	$(0.34)	$(0.01)	$(0.13)
Income (loss) from discontinued operations	(1.75)	0.11	(4.05)	0.30
Diluted earnings (loss) per share	$(1.83)	$(0.23)	$(4.06)	$0.18

Cash dividend declared per common share	$0.13	$0.13	$0.52	$0.52

Weighted average shares outstanding
Basic	43,809	43,634	43,768	43,609
Diluted	43,809	43,634	43,768	44,439

Glatfelter Reports Fourth Quarter 2018 Results	page 6

Business Unit Financial Information

(unaudited)

Three months ended December 31
Dollars in millions	Composite Fibers		Advanced Airlaid Materials		Other and Unallocated		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Net sales	$131.2	$143.7	$98.3	$65.7	$—	$—	$229.5	$209.3
Costs of products sold	112.7	115.4	84.5	56.0	1.6	(0.4)	198.8	171.0
Gross profit (loss)	18.5	28.3	13.8	9.7	(1.6)	0.4	30.7	38.3
SG&A	10.3	11.5	4.1	2.5	15.4	15.0	29.8	29.0
(Gains) losses on dispositions of plant, equipment
and timberlands, net	—	—	—	—	(1.3)	—	(1.3)	—
Total operating income (loss)	8.2	16.8	9.7	7.2	(15.7)	(14.6)	2.2	9.4
Non operating expense	—	—	—	—	(4.8)	(3.4)	(4.8)	(3.4)
Income (loss) before income taxes	$8.2	$16.8	$9.7	$7.2	$(20.5)	$(18.0)	$(2.6)	$6.0

Supplementary Data
Metric tons sold (thousands)	33.3	37.5	32.4	23.2	—	—	65.7	60.7
Depreciation, depletion and amortization	$6.6	$7.4	$5.2	$2.5	$1.0	$1.9	$12.8	$11.8
Capital expenditures	4.7	5.3	4.1	14.4	1.2	3.1	10.0	22.8

Year ended December 31
Dollars in millions	Composite Fibers		Advanced Airlaid Materials		Other and Unallocated		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Net sales	$554.9	$544.3	$311.4	$256.1	$—	$—	$866.3	$800.4
Costs of products sold	462.3	437.6	269.3	216.7	4.3	2.5	735.9	656.8
Gross profit (loss)	92.6	106.7	42.1	39.4	(4.3)	(2.5)	130.4	143.7
SG&A	44.2	44.4	12.2	9.3	55.3	56.8	111.7	110.5
(Gains) losses on dispositions of plant, equipment
and timberlands, net	—	—	—	—	(3.3)	(0.2)	(3.3)	(0.2)
Total operating income (loss)	48.4	62.3	29.9	30.1	(56.3)	(59.1)	21.9	33.3
Non operating expense	—	—	—	—	(14.7)	(13.8)	(14.7)	(13.8)
Income (loss) before income taxes	$48.4	$62.3	$29.9	$30.1	$(71.0)	$(72.9)	$7.3	$19.5

Supplementary Data
Metric tons sold (thousands)	143.8	150.4	104.8	92.6	—	—	248.6	243.0
Depreciation, depletion and amortization	$28.3	$28.3	$14.9	$9.6	$4.3	$4.2	$47.5	$42.1
Capital expenditures	15.7	15.9	21.6	50.6	4.8	14.3	42.1	80.8

The sum of individual amounts set forth above may not agree to the consolidated financial statements included herein due to rounding.

Glatfelter Reports Fourth Quarter 2018 Results	page 7

Selected Financial Information

(unaudited)

	Year ended December 31
In thousands	2018	2017

Cash Flow Data
Cash from continuing operations provided (used) by:
Operating activities	$(5,952)	$53,234
Investing activities	(217,640)	(80,808)
Financing activities	(91,426)	76,713

Depreciation, depletion and amortization	47,525	42,078
Capital expenditures	42,129	80,783

	December 31	December 31
	2018	2017
Balance Sheet Data
Cash and cash equivalents	$142,685	$116,219
Total assets	1,339,754	1,730,795
Total debt	411,747	481,396
Shareholders’ equity	538,898	708,928

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

This press release includes a measure of earnings before the effects of certain specifically identified items, which is referred to as adjusted earnings, a non-GAAP measure.  The Company uses non-GAAP adjusted earnings to supplement the understanding of its consolidated financial statements presented in accordance with GAAP.  Non-GAAP adjusted earnings is meant to present the financial performance of the Company’s core operations, which consist of the production and sale of composite fibers papers and airlaid non-woven materials.  Management and the Company’s Board of Directors use non-GAAP adjusted earnings to evaluate the performance of the Company’s fundamental business in relation to prior periods.  For purposes of determining adjusted earnings, the following items are excluded:

•

Strategic initiatives. These adjustments primarily reflect one-time professional and legal fees incurred directly related to evaluating and executing certain strategic initiatives and a currency translation gain on acquisition financing.

•

Airlaid capacity expansion. These adjustments reflect non-capitalized, one-time costs incurred related to the start-up of a new airlaid production facility in Fort Smith, Arkansas and implementation of a new business system.

•

Cost optimization actions. These adjustments reflect charges incurred in connection with initiatives to optimize the cost structure of Composite Fibers and our corporate headquarters in response to changes in business conditions.  The costs are primarily related to headcount reduction efforts, asset write-offs and certain contract termination costs.

•

Timberland sales and related costs. These adjustments exclude gains from the sales of timberlands as these items are not considered to be part of our core business, ongoing results of operations or cash flows.  These adjustments are irregular in timing and amount and may significantly impact our operating results.

•

U.S. Tax Reform. These adjustments reflect amounts estimating the impact of the Tax Cuts and Jobs Act (“TCJA”) which was signed into law on December 22, 2017.  The TCJA includes, among many provisions, a tax on the mandatory repatriation of earnings of the Company’s non-U.S. subsidiaries and a change in the corporate tax rate from 35% to 21%.

Unlike net income determined in accordance with GAAP, non-GAAP adjusted earnings does not reflect all charges and gains recorded by the Company for the applicable period and, therefore, does not present a complete picture of the Company’s results of operations for the respective period.  However, non-GAAP adjusted earnings provide a measure of how the Company’s core operations are performing, which management believes is useful to investors because it allows comparison of such operations from period to period.

Glatfelter Reports Fourth Quarter 2018 Results	page 8

Non-GAAP adjusted earnings should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

Calculation of Adjusted Free Cash Flow	Three months ended December 31		Year ended December 31
In thousands	2018	2017	2018	2017

Cash from operations	$10,260	$32,733	$(5,952)	$53,234
Less: Capital expenditures	(9,974)	(22,805)	(42,129)	(80,783)
Add back: Airlaid capacity expansion	725	12,797	13,468	45,644
Adjusted free cash flow	$1,011	$22,725	$(34,613)	$18,095

Net Debt	December 31	December 31
In thousands	2018	2017

Current portion of long-term debt	$10,785	$11,298
Long term debt	400,962	470,098
Total	411,747	481,396
Less: Cash	(142,685)	(116,219)
Net Debt	$269,062	$365,177

Caution Concerning Forward-Looking Statements

Any statements included in this press release which pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements.  Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements including, but not limited to changes in industry, business, market, and economic conditions, demand for or pricing of its products, market growth rates and currency exchange rates.  In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements.  The forward-looking statements speak only as of the date of this press release and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release.  More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.

About Glatfelter

Glatfelter (NYSE: GLT) is a leading global supplier of engineered materials.  The Company’s high-quality, innovative and customizable solutions are found in tea and single-serve coffee filtration, personal hygiene and packaging products as well as home improvement and industrial applications. Headquartered in York, PA, the Company’s annualized net sales approximate $950 million with customers in over 100 countries and approximately 2,600 employees worldwide.  Operations include eleven manufacturing facilities located in the United States, Canada, Germany, France, the United Kingdom and the Philippines.  Additional information about Glatfelter may be found at www.glatfelter.com.